THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THIS NOTE MAY NOT BE TRANSFERRED UNLESS SO REGISTERED AND QUALIFIED UNDER ALL APPLICABLE SECURITIES LAWS, OR UNLESS SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

AMENDED AND RES TATED PROMIS SORY NOTE

$163,500.00 October 12, 2016

FOR VALUE RECEIVED, the undersigned, AINA LE’A, INC., a Delaware corporation (the” Company”), hereby promises to pay to ADRIATIC VENTURES, LLC, a Delaware limited liability company, or its assigns (“Lender”), prior to or on the Maturity Date (defined below), subject to acceleration as set forth herein, the aggregate principal amount of One Hundred and Sixty-Three Thousand Five Hundred and No/100 Dollars ($163,500.00) (such amount, together with the amount of any interest that has accrued and been added to such Principal Amount in accordance with the terms of this Note, being referred to as the “Principal Amount”), in the manner set forth in Section 4, together with interest in like lawful money at the interest rate set forth in Section 3.

1.                  Defined Terms. For purposes of this Note, the terms listed below shall have the respective meanings set forth below:

1.1         “business da y” means any day other than Saturday, Sunday or a legal holiday that banks located in Hawaii are not open for business;

1.2         “Common Stoc k” means the Common Stock, par value $0.001 per share, of the Company;

1.3         “Maturity Date” the earlier of (i) December 15, 2016 or (ii) the date of the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company.

2.                  Amended and Restatement. This Note amends and restates that certain Promissory Note executed by the Company and delivered to Lender on June 29, 2016 evidencing a loan from Lender to Borrower in the original principal amount of up to Four Hundred Thousand and No/100 Dollars ($400,000.00), as amended by that certain First Amendment to Promissory Note and that certain Second Amendment to Promissory Note.

3.                  Interest Rate. The unpaid Principal Amount shall bear simple interest at an annual simple interest rate equal to seven percent (7%), which shall accrue on a daily basis from the date on which the Principal Amount, or a portion thereof, has been loaned to the Company. Interest shall be computed on the basis of the actual number of days elapsed and a year of 365 days.

4.                  Payment. Payment of interest and principal hereunder shall be made at the business address of the holder hereof. If the payments to be made by the Company shall be stated to be due on a date which is not a business day, such payment may be made on the next succeeding business day, and the interest payment on each such date shall include the amount thereof which shall accrue during the period of such extension of time. All payments hereunder shall be applied first against expenses and indemnities, next against any unpaid accrued interest, and next in reduction of the outstanding Principal Amount.

5.                  Prepayments of Principal or Interest. The Company may, at any time prior to the Maturity Date, prepay this Note in full and in part.

6.                  Acceleration. At Lender’s option, the entire unpaid portion of the Principal Amount and all accrued but unpaid interest represented by this Note will become due and payable upon written notice of acceleration given by Lender to the Company immediately prior to or following any of the following (each, an “Event of Default”): (a) the Company shall fail to pay any portion of the Principal Amount, any interest on this Note or other sums due hereunder, within fifteen(15) calendar days after the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment, (b) liquidation or dissolution of the Company, or any other termination or winding-up of its existence or business, (c) appointment of any receiver for the Company or its assets, (d) assignment by the Company for the benefit of its creditors, (e) material breach by the Company of this Note that is not cured within fifteen (15) days’ notice thereof from Lender, (f) institution by or against the Company of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of a party’s debts, or (g) if this Note shall be cancelled, terminated, revoked or rescinded, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind this Note shall be commenced by or on behalf of the Company or any of its subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, this Note is illegal, invalid or unenforceable in accordance with the terms thereof.

7.                  Security. This Note is secured by the personal guaranty of Robert J. Wessels, pursuant to the terms and conditions of that certain Personal Guarantee, dated as of June 29, 2016 (“Persona l Guarantee”).

8.                  Representations and Warranties. The Company hereby represents and warrants to Lender as follows:

8.1         Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company has all requisite corporate power and authority to own and operate its properties and assets, to issue this Note, and to perform its obligations under, and carry out the provisions of, this Note.

8.2	Authorization; Binding Obligations; Governmental Consents.

(a)               All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and issuance of this Note, and the performance of all obligations of the Company hereunder, have been taken prior to the date hereof. This Note is a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b)               No consent, approval, permit, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the execution and issuance of this Note.

8.3         Compliance with Other Instruments. Neither the Company nor any of its subsidiaries are in violation or default of any provision of its Charter or bylaws or similar organizational documents, or of any mortgage, indenture, contract, agreement, instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, to the best of Company’s knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company or any of its subsidiaries, which violation or default could reasonably be expected to have a material adverse effect. The issuance of this Note will not result in any such violation or be in conflict with or constitute, with or without the passage of time or giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or material contract, or result in the creation of any mortgage, pledge, lien, charge or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries or the suspension, revocation, impairment, forfeiture, or nonrenewal of any permit, license, authorization, or approval applicable to the business, operations or any of the assets or properties the Company or any of its subsidiaries.

9.                  Covenants. Unless Lender shall otherwise agree in writing, the Company covenants and agrees that, so long as this Note is outstanding:

9.1         Punctual Payment. The Company will duly and punctually pay or cause to be paid the principal and interest under this Note and all other amounts provided for in this Note, all in accordance with the terms hereof;

9.2         Defaults. The Company will, promptly upon becoming aware thereof, notify Lender in writing of any Event of Default, together with a reasonably detailed description thereof, and the actions the Company proposes to take with respect thereto;

10.	Waiver of Presentment, Etc. The Company hereby, to the fullest extent permitted by applicable law, waives presentment, demand, notice, protest, and all other demands and notices in connection with delivery, acceptance, performance, default, acceleration or enforcement of or under this Note.

11.              Amendment; Waivers. Neither this Note nor any term hereof may be waived, amended, discharged, modified, changed, or terminated orally, nor shall any waiver of any provision hereof be effective except by an instrument in writing signed by the party granting the waiver. The failure of the holder hereof to exercise any of its rights, remedies, powers, or privileges hereunder in any instance will not constitute a waiver thereof, or of any other right or remedy, and no single or partial exercise of any right or remedy shall preclude any other or further exercise thereof or of any other right or remedy.

12.              Payment of Collection Costs. The Company will pay on demand all costs of collection, including all court costs and reasonable attorneys’ fees, paid or incurred by Lender in enforcing this Note after default.

13.              Independent Responsibility; No Alter Ego. The Company, for and on behalf of itself and each of its heirs, executors, administrators, conservators, successors and assigns, agrees that the obligations of the Lender under this Note or applicable law are the sole, separate and distinct obligations of the Lender, that none of the Lender’s managers, members, officers, employees, directors, parents, sisters, subsidiaries, shareholders, affiliates, partners, agents, attorneys, insurers, accountants, heirs, executors, administrators, conservators, successors or assigns is responsible in any manner whatsoever for the debts, liabilities or obligations of the Lender, and that none of the Lender’s managers, members, officers, employees, directors, parents, sisters, subsidiaries, shareholders, affiliates, partners, agents, attorneys, insurers, accountants, heirs, executors, administrators, conservators, successors or assigns is an alter-ego of the Lender or is in any manner vicariously, derivatively or otherwise liable for the debts, liabilities or obligations of the Lender.

14.              GOVERNING LAW. THIS NOTE WILL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF HAWAII (WITHOUT REFERENCE TO PRINCIPLES OF CHOICE OF LAW).

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IN WITNESS, WHEREOF, the Company has executed and delivered this Promissory Note as an instrument under seal as of the date first above written.

AINA LE’A, INC.

By:	/S/
Name:	Robert Wessels
Title:	CEO